EXHIBIT 23.01


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Stockholders of Swank, Inc.
Attleboro, Massachusetts:

We consent to the incorporation by reference in the Registration Statements relating to the Swank, Inc. 1981 Incentive Stock Option Plan (File No. 2-83629) and the 1987 Incentive Stock Option Plan (File No. 33-23913) on Form S-8, of our reports dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Swank, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.



                                                  /s/ Coopers  & Lybrand L.L.P.
                                                  Coopers  & Lybrand L.L.P.


Boston, Massachusetts
March 27, 1997